UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2013

Energy XXI (Bermuda) Limited

(Exact name of registrant as specified in its charter)

BERMUDA	001-33628	98-0499286
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Canon’s Court, 22 Victoria Street, P.O. Box HM

1179, Hamilton HM EX, Bermuda

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (441) 295-2244

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

Purchase Agreement

On September 23, 2013, Energy XXI Gulf Coast, Inc. (the “Company”), Energy XXI (Bermuda) Limited (the “Parent”) and the Company’s wholly-owned subsidiaries (together with the Parent, the “Guarantors”) entered into a Purchase Agreement (the “Purchase Agreement”) with Citigroup Global Markets Inc. and RBS Securities Inc., as representatives of the initial purchasers named therein (the “Initial Purchasers”), relating to the issuance and sale of $500,000,000 in aggregate principal amount of the Company’s 7.50% senior unsecured notes due 2021 (the “Notes”). The Notes have a yield to maturity of 7.50%. The Notes were offered and sold in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Notes were resold to qualified institutional buyers in reliance on Rule 144A of the Securities Act and to certain non-U.S. persons in reliance on Regulation S under the Securities Act.

The Purchase Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions under which the Company and the Guarantors, on one hand, and the Initial Purchasers, on the other, have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act. The Company and the Guarantors also agreed to enter into a registration rights agreement with holders of the Notes.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full and complete terms of such agreement, a copy of which is attached to this Form 8-K as Exhibit 10.1 and is incorporated by reference herein.

Indenture and Notes

The Notes were issued pursuant to an indenture, dated September 26, 2013 (the “Indenture”), among the Company, the Guarantors named therein and Wells Fargo Bank, National Association, as trustee (the “Trustee”). The Notes will be the general unsecured senior obligations of the Company. The Notes will rank equally in right of payment with all of the Company’s existing and future senior indebtedness and senior in right of payment to any of the Company’s future subordinated indebtedness. The Notes will effectively be junior in right of payment to all of the Company’s existing and future secured indebtedness and other obligations to the extent of the value of the assets securing such indebtedness and other obligations. The Notes will be fully and unconditionally guaranteed on a senior basis by the Guarantors, and by certain future subsidiaries of the Company.

Interest and Maturity

The Notes will mature on December 15, 2021, and interest is payable on the Notes on June 15 and December 15 of each year, commencing December 15, 2013.

Optional Redemption

The Company has the option to redeem all or a portion of the Notes at any time on or after December 15, 2016 at the redemption prices specified in the Indenture plus accrued and unpaid interest. The Company may also redeem the Notes, in whole or in part, at a “make-whole” redemption price specified in the Indenture, plus accrued and unpaid interest, at any time prior to December 15, 2016. In addition, the Company may redeem up to 35% of the Notes prior to December 15, 2016 under certain circumstances with the net cash proceeds from certain equity offerings.

Certain Covenants

The Indenture restricts the Company’s ability and the ability of its restricted subsidiaries to: (i) transfer or sell assets; (ii) make loans or investments; (iii) pay dividends, redeem subordinated indebtedness or make other restricted payments; (iv) incur or guarantee additional indebtedness or issue disqualified capital stock; (v) create or incur certain liens; (vi) incur dividend or other payment restrictions affecting certain subsidiaries; (vii) consummate a merger, consolidation or sale of all or substantially all of our assets; (viii) enter into transactions with affiliates; and (ix) engage in business other than the oil and gas business. These covenants are subject to a number of important exceptions and qualifications.

Events of Default

The Indenture provides that each of the following is an Event of Default: (i) default for 30 days in the payment when due of interest on the Notes; (ii) default in payment when due at maturity, upon redemption or otherwise, of the principal of, or premium, if any, on the Notes; (iii) failure by the Company to comply with certain covenants relating to merger, consolidation or sale of assets; (iv) failure by the Company or any of its restricted subsidiaries or the Parent to comply for 30 days after notice with certain provisions under the Indenture; (v) failure by the Company or the Parent to comply for 60 days after notice with any of the other agreements in the Indenture; (vi) default under any mortgage, indenture or similar instrument of indebtedness of the Company or any of its restricted subsidiaries, if the indebtedness aggregates $25 million or more, and that default: (a) is caused by a failure to pay principal of, or interest or premium, if any, on such indebtedness prior to the expiration of the grace period or (b) results in the acceleration of such indebtedness prior to its stated maturity; (vii) failure by the Company or any of its restricted subsidiary to pay final judgments aggregating in excess of $25 million, which judgments are not paid, discharged or stayed for a period of 60 days; (viii) any Note guarantee ceases to be in full force and effect, other than in accordance with the terms of the Indenture, or a guarantor of the Notes denies or disaffirms its obligations under its Note guarantee; and (ix) certain events of bankruptcy or insolvency described in the Indenture with respect to the Company or any of its significant subsidiaries. In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to the Company, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.

A copy of the Indenture is filed as Exhibit 4.1 to this to this Current Report on Form 8-K (“Form 8-K”) and is incorporated herein by reference. The description of the Indenture in this report is a summary and is qualified in its entirety by the terms of the Indenture.

Registration Rights Agreement

In connection with the issuance and sale of the Notes, the Company and the Guarantors entered into a registration rights agreement (the “Registration Rights Agreement”) with the Initial Purchasers, dated September 26, 2013. Pursuant to the Registration Rights Agreement, the Company and the Guarantors have agreed to file a registration statement with the Securities and Exchange Commission so that holders of the Notes can exchange the Notes for registered notes that have substantially identical terms as the Notes. In addition, the Company and the Guarantors have agreed to exchange the guarantee related to the Notes for a registered guarantee having substantially the same terms as the original guarantee. The Company and the Guarantors will use their reasonable best efforts to cause a registration statement with respect to this exchange to be declared effective under the Securities Act within 270 days after the issuance of the Notes. The Company and the Guarantors are required to pay additional interest if they fail to comply with their obligations to register the Notes within the specified time periods.

A copy of the Registration Rights Agreement is filed as Exhibit 4.2 to this Form 8-K and is incorporated herein by reference. The description of the Registration Rights Agreement in this report is a summary and is qualified in its entirety by the terms of the Registration Rights Agreement.

Relationships

The Initial Purchasers and their affiliates from time to time have provided other investment banking, commercial banking and financial advisory services to the Company and its affiliates in the ordinary course of business with the Company, for which they have received and will receive customary fees and commissions, and they may provide these services to the Company in the future, for which they expect to receive customary fees and commissions. Affiliates of Citigroup Global Markets Inc., RBS Securities Inc., Wells Fargo Securities, LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC, UBS Securities LLC, Regions Securities LLC, Scotia Capital (USA) Inc., ING Financial Markets LLC, Natixis Securities Americas LLC, Capital One Securities, Inc., Comerica Securities, Inc. and IBERIA Capital Partners L.L.C. are lenders and/or agents under the Company’s revolving credit facility. Accordingly, they will receive a portion of the net proceeds from the offering.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 8.01 – Other Events.

On September 23, 2013, the Company issued a press release announcing the pricing of the Notes and an increase in the size of the offering to $500,000,000 from $300,000,000. A copy of the Company’s press release is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

The press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

Item 9.01 – Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

4.1	Indenture dated as of September 26, 2013 among Energy XXI Gulf Coast, Inc., the Guarantors named therein and Wells Fargo Bank, National Association, as trustee.

4.2	Registration Rights Agreement dated as of September 26, 2013 among Energy XXI Gulf Coast, Inc., Citigroup Global Markets Inc. and RBS Securities Inc., as representatives of the Initial Purchasers and the Guarantors named therein.

10.1	Purchase Agreement, dated September 23, 2013, by and between Energy XXI Gulf Coast, Inc., Citigroup Global Markets Inc. and RBS Securities Inc., as representatives of the Initial Purchasers and the Guarantors named therein.

99.1	Press Release of Energy XXI Gulf Coast, Inc., dated September 23, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Energy XXI (Bermuda) Limited
(Registrant)

Date: September 26, 2013	By:	/s/ David West Griffin
David West Griffin
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture dated as of September 26, 2013 among Energy XXI Gulf Coast, Inc., the Guarantors named therein and Wells Fargo Bank, National Association, as trustee.

4.2	Registration Rights Agreement dated as of September 26, 2013 among Energy XXI Gulf Coast, Inc., Citigroup Global Markets Inc. and RBS Securities Inc., as representatives of the Initial Purchasers and the Guarantors named therein.

10.1	Purchase Agreement, dated September 23, 2013, by and between Energy XXI Gulf Coast, Inc., Citigroup Global Markets Inc. and RBS Securities Inc., as representatives of the Initial Purchasers and the Guarantors named therein.

99.1	Press Release of Energy XXI Gulf Coast, Inc., dated September 23, 2013.